Exhibit 3.7.2

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

BEECH HOLDINGS, INC.

Beech Holdings, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas (the “Corporation”), does hereby certify:

1. The name of the Corporation is Beech Holdings, Inc. The date of filing of the Corporation’s original Articles of Incorporation with the Kansas Secretary of State was April 30, 1962.

2. That ARTICLE FIRST of the Corporation’s Articles of Incorporation is hereby amended as set forth below:

“The name of the corporation is Raytheon Aircraft Holdings, Inc.”

3. That ARTICLE SECOND of the Corporation’s Articles of Incorporation is hereby amended as set forth below:

“The location of the principal place of business in this state shall be 10511 E. Central, Wichita, Sedgwick County, Kansas, 67206.”

4. That ARTICLE THIRD of the Corporation’s Articles of Incorporation is hereby amended as set forth below:

“The address of the registered office of the Corporation is 10511 E. Central, Wichita, Sedgwick County, Kansas, 67206. The name of the registered agent at that address is Wayne W Wallace.”

5.      That, pursuant to the unanimous written consent of the directors of the Corporation, the amendment to the Articles of Incorporation was adopted and approved by the written consent of the sole stockholder of the Corporation all in accordance with the requirements of K.S.A. 17-6602.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 31st day of January, 1997, on behalf of Beech Holdings, Inc. by its President and Secretary thereby acknowledging under penalties of perjury that the foregoing Certificate of Amendment is the act and deed of the Corporation and that the facts stated therein are true, and attested by the Secretary of the Corporation.

ATTEST:	BEECH HOLDINGS, INC.

/s/ Wayne W Wallace	/s/ Arthur E. Wegner
Wayne W Wallace, Secretary	Arthur E. Wegner, President

STATE OF KANSAS	)
	)	ss:
COUNTY OF SEDGWICK	)

The foregoing instrument was acknowledged before me this 31st day of January, 1997, by Arthur E. Wegner, President and Wayne W Wallace, Secretary of Beech Holdings, Inc.

[seal of..]	My appointment expires: 3-9-98	Notary Public